Exhibit 10.1

THIRD Amendment

to AMENDED AND RESTATED Loan and security agreement

THIS THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of June, 2016 by and between Silicon Valley Bank (“Bank”) and TUBEMOGUL, INC., a Delaware corporation (“Borrower”) and successor by merger to TubeMogul, Inc., a California corporation (“TubeMogul California”).

Recitals

A. Bank and TubeMogul California entered into that certain Amended and Restated Loan and Security Agreement dated as of August 21, 2013, as amended by that certain Assumption and Amendment Agreement dated as of March 19, 2014 by and among Borrower, TubeMogul California, and Bank, as amended by that First Amendment to Amended and Restated Loan Agreement dated April 18, 2014, and that Second Amendment to Amended and Restated Loan Agreement dated as of December 23, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the period during which equipment advances are available.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.3(a).  Section 2.1.3(a) of the Loan Agreement is amended to read as follows:

(a) Availability.  Subject to the terms and conditions of this Agreement, Borrower may request, and Bank agrees to make, advances  on the terms set forth in this Section 2.1.3 in an aggregate amount not to exceed Five Million Dollars ($5,000,000) available to Borrower until September 30, 2016 (collectively, the “Equipment Advances”, and each, an “Equipment Advance”).  Equipment Advances may finance up to 100% of the cost of Eligible Equipment and up to 25% of Other Equipment.  Each Equipment Advance, other than the final Equipment Advance, must be in an amount of not less than Five Hundred Thousand Dollars ($500,000).  After repayment, no Equipment Advance may be reborrowed.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower publically filed with the SEC remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a fee of Bank Expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		TUBEMOGUL, INC.

By:	/s/ Charles Thor	By:	/s/ Ron Will
Name:	Charles Thor	Name:	Ron Will
Title:	Vice President	Title:	Chief Financial Officer